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                                                                    EXHIBIT 99.1

           PROXIM COMPLETES ITS ACQUISITION OF AGERE SYSTEMS' WIRELESS LAN EQUIPMENT BUSINESS, INCLUDING THE ORINOCO(R) PRODUCT LINE

                       INVESTOR CONFERENCE CALL SCHEDULED
                     FOR 4:30 PM EDT TODAY, AUGUST 5, 2002


SUNNYVALE, Calif.-- August 5, 2002 -- Proxim Corporation (Nasdaq: PROX), a leading manufacturer of wireless networking equipment, today completed its previously announced acquisition of Agere Systems' 802.11 wireless local area networking (WLAN) equipment business, including the award-winning ORiNOCO(R) product line, for $65 million in cash.

The addition of ORiNOCO extends Proxim's leadership position in all major wireless infrastructure markets, from 802.11 enterprise LAN and public wireless access to distributed broadband and carrier-grade wireless backhaul systems. With this acquisition, Proxim acquired a broad offering of WLAN products for homes, small offices, enterprises, service providers and outdoor environments.

"Our acquisition of ORiNOCO takes us a major step forward in our goal of continually expanding our leadership of the wireless infrastructure equipment market," said Jonathan Zakin, Proxim's chairman and chief executive officer. "It bolsters our position as the first truly integrated wireless networking equipment manufacturer focused on serving enterprises, service providers and consumers. We are convinced that the wireless infrastructure market remains the bright spot and a potential growth engine for the entire telecommunications industry. Proxim is committed to fully demonstrating the immense value and possibilities of high-speed wireless connections for improving how we work, live and play."

Agere and Proxim have executed a three-year strategic supply agreement, under which Agere will provide 802.11 chips, modules and cards to Proxim, a license agreement with regard to Proxim's use of Agere's wireless LAN technology and a broad patent cross-license agreement for their respective patent portfolios that will result in the settlement of the pending patent-related litigation between the two companies. Agere's new strategic supply agreement with Proxim represents a new engagement with a leading wireless LAN equipment provider.

"With leading positions in the 802.11a, 802.11b and fixed-wireless markets, we are poised to marry the best of each product line into innovative end-to-end solutions that provide unparalleled integrated wireless connectivity and serve pressing customer needs,"


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said David King, president and chief operating officer of Proxim. "Proxim is now structured to respond quickly to customer needs with sales divisions addressing our major markets and product divisions focused on developing industry leading products. Our high-speed, high-capacity wireless connections provide customers with tremendous reliability and greater flexibility, allowing businesses and individuals to operate more efficiently and creatively."

Along with the WLAN product lines, approximately 150 ORiNOCO employees will remain with Proxim from Agere Systems, bringing Proxim's total workforce to approximately 550. The acquisition also adds several locations to Proxim's facilities worldwide, including offices in Duluth, GA; Herndon, VA; Bangalore, India; Nieuwegein, The Netherlands; and Nan-Tou City, Taiwan.

WARBURG PINCUS AND BROADVIEW CAPITAL PARTNERS INVEST IN PROXIM IN SUPPORT OF THE ACQUISITION

As previously announced, Warburg Pincus and Broadview Capital Partners collectively invested $75 million in Proxim to finance the acquisition. The two investors were issued convertible preferred stock in the amount of approximately $41 million, with a conversion price of $3.06 per share. The remaining $34 million of the investment was in the form of notes that will convert, upon Proxim stockholder approval, into additional shares of convertible preferred stock. The investors were granted warrants to acquire 6,708,335 shares of common stock for $3.06 per share. Additional warrants will be issued to the investors upon receipt of Proxim stockholder approval. Upon stockholder approval, the preferred stock and warrants issued to Warburg Pincus and Broadview will represent approximately 24% of Proxim's outstanding common stock on an as-converted and as-exercised basis. Under the financing agreement, following stockholder consideration of the conversion, Warburg Pincus will also have the right to nominate one member to Proxim's Board of Directors. Warburg Pincus intends to nominate one of its Managing Directors, Larry Bettino.

CONFERENCE CALL/WEBCAST INFORMATION

Proxim Corporation will hold a teleconference today to discuss the acquisition. Today's call begins at 4:30 PM EDT/1:30 PM PDT.

To listen to the conference call via telephone, dial (913) 981-5532 at least five minutes prior to the scheduled start time.

Proxim's teleconference will be available live and via replay through Proxim's Web site at http://www.proxim.com. The minimum requirements to listen include sound capabilities on your personal computer and installation of RealPlayer software available at no cost for Windows 95/98, Windows 3.1, Windows NT, Macintosh, and UNIX systems from Real Audio, www.real.com.


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Additionally, the conference call will be available on a recorded telephone archive by calling toll free (888) 203-1112 and entering pass code 653664, until 8:00 PM EDT on Thursday, August 8, 2002. For international callers, the recorded telephone archive is available by calling the following toll number: (719) 457-0820 and entering pass code 653664.

ABOUT PROXIM

Proxim Corporation, the company created by the merger between Proxim, Inc. and Western Multiplex Corporation, is a leading manufacturer of wireless networking equipment, securely connecting networks within buildings as well as between locations. Proxim's complete line of high-speed fixed wireless solutions and wireless local area networks (LANs) provides enterprises, service providers and consumers with unprecedented network capacity and mobility. Primary applications for the company's products include mobile/wireless backhaul, fiber extension/redundancy, enterprise/campus LAN bridging, in-building LANs, last mile access and small office and home networking. For the Proxim Corporation Investor Information Service, call toll free at 877-996-8947. The company's website is www.proxim.com/newproxim.

PROXIM'S FORWARD-LOOKING STATEMENTS

This press release includes forward-looking information about Proxim and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are often identified by words such as "expect," "anticipate" and "intend." Statements regarding the expected benefits of our acquisition of Agere's wireless LAN equipment business, including statements regarding our enhanced competitive position, our ability to leverage the strength of our technologies, products, sales and research and development expertise and management team, the prospects for the wireless infrastructure equipment market and our expected financial performance are subject to the following risks: that expected synergies will not be achieved; that the acquired business will not be integrated successfully; that acquisition costs will be greater than expected; the inability to identify, develop and achieve success for new products, services and technologies; increased competition and its effect on our pricing and need for marketing; the inability to establish or renew relationships with commerce, advertising, marketing, technology, and content providers, including those to Agere's wireless LAN equipment business; and to the general risks associated with our businesses. For risks about Proxim Corporation's business, see Western Multiplex's registration statement on Form S-4 filed on February 25, 2002, its Form 10-K for the year-ended December 31, 2001 and subsequent Forms 8-K, Proxim, Inc.'s Form 10-K for the year-ended December 31, 2001 and subsequent Forms 8-K, and Proxim Corporation's 10-Q filed on May 13, 2002, subsequent Forms 10-Q and 8-K, and other SEC filings.


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ABOUT WARBURG PINCUS

Warburg Pincus is one of the largest private equity investment firms in the world. Working in partnership with management teams, Warburg Pincus has taken an active role in building businesses, including companies such as RenaissanceRe Holdings Ltd. (NYSE: RNR), Dime Bancorp, Inc. (NYSE: DME), Mellon Bank Corporation (NYSE: MEL), Knoll, Inc., BEA Systems (Nasdaq: BEAS); VERITAS Software Corp. (Nasdaq: VRTS) and Level One Communications (acquired by Intel). Since 1971, Warburg Pincus has invested approximately $12 billion in 450 companies in 29 countries. The firm currently has $10 billion under management, with more than $7 billion available for investment in a range of industries including: communications, information technology, media, financial services, healthcare, life sciences and natural resources. Throughout its 35-year history in private equity, Warburg Pincus has invested at all stages of a company's life cycle, from founding start-ups and providing growth capital to leading restructurings, recapitalizations and buy-outs. Further information is available at www.warburgpincus.com.

FURTHER INFORMATION

Proxim will be filing a proxy statement with the SEC that will be mailed to Proxim's stockholders. The proxy statement will contain important information about Proxim, the financing of the acquisition and related matters, and will solicit proxies in connection with a special meeting at which Proxim's stockholders will be asked to approve the conversion of the acquisition financing indebtedness into shares of convertible preferred stock and warrants and the ability of the investors to acquire more than 19.9% of Proxim's common stock on conversion or exercise of these shares and warrants. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to the proxy statement, Proxim files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, and other information filed by Proxim at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800/SEC-0330 for further information on public reference rooms. Proxim's filings with the Commission are also available to the public from commercial document-retrieval services and the website maintained by the Commission at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

Proxim and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Proxim in favor of the approval of the conversion of the acquisition financing indebtedness into additional shares of convertible preferred stock and warrants to acquire shares of Proxim's common stock and to approve the ability of these investors to acquire stock for more than 19.9% of Proxim's currently outstanding common stock on conversion and/or exercise of those securities. The directors and executive officers of Proxim and their beneficial ownership of Proxim common stock are set forth in the proxy statement for Proxim's 2002 annual


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meeting filed on May 14, 2002. Stockholders of Proxim common stock may obtain additional information regarding the interests of the foregoing people in the acquisition financing by reading the proxy statement concerning Proxim's anticipated special meeting of stockholders when it becomes available.

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